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                            AMENDMENT AGREEMENT NO 2.
                                       TO
                                CREDIT AGREEMENT

         THIS AMENDMENT AGREEMENT is made and entered into as of this 22nd day of June, 2001, by and among THE WACKENHUT CORPORATION, a Florida corporation (herein called the "Borrower"), BANK OF AMERICA, N.A. (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated November 13, 2000 among such Lenders, Borrower and the Agent, as amended by Amendment Agreement No. 1 dated December 12, 2000 (the "Agreement") and the Lenders whose names are subscribed hereto.

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $112,500,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that all Wholly-owned Subsidiaries of the Borrower, other than Titania, guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Agreement be further amended in the manner set forth herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENT. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) The definition of "Chile" in SECTION 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Chile' means, collectively, Wackenhut Chile S.A.,
                  Wackenhut Safety S.A. and Wackenhut Mantenimiento Integral S.A., each a SOCIEDAD ANONIMA organized under the laws of the Republic of Chile."

                  (b) The definition of "Restricted Investment" in SECTION 1.1 is hereby amended by deleting the word "and" at the end of clause (g);
         (ii) relettering clause (h) as clause (i); and (iii) inserting a new clause (h) reading as follows:
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                           "(h) Investments securing Indebtedness of Chile in an
                  amount not to exceed $20,000,000; and"

                  (c) SECTION 9.4 is hereby amended by (i) deleting the word "and" at the end of clause (h); (ii) deleting the period at the end of clause (i) and inserting in lieu thereof a semi-colon; and (iii) adding new clauses (j) and (k) thereto reading as follows:

                           "(j) a Lien on a $20,000,000 deposit account of the
                  Borrower securing a loan to Chile which loan shall be deemed a loan or advance made for the benefit of Chile pursuant to
                  SECTION 9.13; and

                           (k) Liens on the assets or stock of Chile, its
                  Subsidiaries or affiliates securing a loan to Chile, its Subsidiaries or affiliates which loan shall be deemed a loan or advance made for the benefit of Chile pursuant to SECTION 9.13."

                  (d) SECTION 9.9 is hereby amended by (i) deleting the word "and" at the end of clause (a) and inserting in lieu thereof a comma;
         (ii) deleting the period at the end thereof and inserting in lieu thereof the word "and"; and (iii) inserting a new clause (c) thereto reading as follows:

                           "(c) Guaranties of Rate Hedging Obligations to which
                  Chile is a party in an aggregate notional amount not exceeding $20,000,000, which such Rate Hedging Obligations provide exchange rate and interest rate protection with respect to the Indebtedness referred to in SECTION 9.4(j)."

         3. SUBSIDIARY CONSENTS. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in
         Article VII of the Agreement are true on and as of the date hereof;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under SECTION 7.6 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo,

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         riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. CONDITIONS. This Amendment Agreement shall become effective upon the Borrower delivering to the Agent seven (7) counterparts of this Amendment Agreement duly executed by the Agent, the Lenders, and the Borrower and consented to by each of the Guarantors.

         6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.


                  [Remainder of page intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                       BORROWER:

                                       THE WACKENHUT CORPORATION

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



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                                            GUARANTORS:

                                            TITANIA ADVERTISING, INCORPORATED
                                            TWC/FL/01, INC.
                                            TWC/FL/02, INC.
                                            WACKENHUT INTERNATIONAL,
                                              INCORPORATED
                                            WACKENHUT SERVICES, INCORPORATED
                                            WACKENHUT AIRLINE SERVICES, INC.
                                            AMERICAN GUARD & ALERT, INCORPORATED


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

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                                      GUARANTORS:

                                      WACKENHUT EDUCATIONAL SERVICES, INC.
                                      WACKENHUT MONITORING SYSTEMS, INC.
                                      DIVERSIFIED CORRECTIONAL SERVICES,
                                         INCORPORATED
                                      WACKENHUT.COM ONLINE STORE, INC.
                                      SAVE-A-FRIEND, INC.
                                      WACKENHUT FINANCIAL, INC.
                                      TUHNEKCAW, INC.
                                      TITANIA INSURANCE COMPANY OF AMERICA, INC.


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


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                                    GUARANTORS:

                                    WACKENHUT RESOURCES, INCORPORATED
                                    WRI EMPLOYERS INSURANCE, INC.
                                    KING STAFFING, INC.
                                    KING TEMPORARY STAFFING, INC.
                                    KING BENEFITS, INC.
                                    KING EMPLOYEE SERVICES, INC.
                                    WORKFORCE ALTERNATIVE, INC.
                                    OASIS OUTSOURCING, INC.
                                    OASIS OUTSOURCING II, INC.
                                    OASIS OUTSOURCING III, INC.
                                    OASIS OUTSOURCING IV, INC.
                                    OASIS OUTSOURCING BENEFITS, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    WRI STAFFING, INC.
                                    WRI II, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    PROFESSIONAL EMPLOYEE MANAGEMENT, INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT II,  INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT III,  INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT IV, INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT
                                       BENEFITS, INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT
                                       SERVICES, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


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                                    GUARANTORS:

                                    WACKENHUT SERVICES, LLC



                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


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                                    GUARANTORS:

                                    WACKENHUT OF NEVADA, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


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                                            BANK OF AMERICA, N.A.,
                                            as Agent for the Lenders


                                            By:________________________________
                                            Name: John E. Williams
                                            Title: Managing Director




                                            BANK OF AMERICA, N.A.


                                            By: ________________________________
                                                Name: John E. Williams
                                                Title: Managing Director


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                                            SCOTIABANC INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________




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                                            FIRST UNION NATIONAL BANK


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



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                                            SUNTRUST BANK



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



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                                            DRESDNER BANK LATEINAMERIKA AG,
                                            MIAMI AGENCY



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



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                                            BANCO SANTANDER PR



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



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